Exhibit 99.2

CNX Resources Corporation Announces Pricing of

$500 Million of Senior Notes

PITTSBURGH, November 24, 2020 – CNX Resources Corporation (NYSE: CNX) (“CNX”) today announced the pricing of $500 million of its 6.00% senior notes due 2029 (the “Notes”). The offering is expected to close on November 30, 2020, subject to the satisfaction of customary closing conditions. The Notes will be guaranteed by all of CNX’s wholly-owned domestic restricted subsidiaries that guarantee its revolving credit facility.

CNX intends to use the net proceeds of the sale of the Notes for general corporate purposes, including to repay existing indebtedness under CNX’s revolving credit facility.

Upon the closing of the offering and the use of proceeds therefrom, CNX anticipates having no maturities of indebtedness through 2025 other than CNX’s credit facility, under which less than $186 million (or approximately 10% of the upstream borrowing capacity) will be drawn, and CNX Midstream Partners LP’s credit facility (which CNX does not guarantee). CNX continues to anticipate using future free cash flow to repay indebtedness to target a leverage ratio of 1.5 to 1.0 and for share repurchases.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the rules promulgated thereunder and applicable state securities laws. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any notes, nor shall there be any offer, solicitation or sale of notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering may be made only by means of an offering memorandum.

About CNX Resources Corporation

CNX Resources Corporation (NYSE: CNX) is one of the largest independent natural gas exploration, development and production companies, with operations centered in the major shale formations of the Appalachian basin. The company deploys an organic growth strategy focused on responsibly developing its resource base. As of December 31, 2019, CNX had 8.4 trillion cubic feet equivalent of proved natural gas reserves. The company is a member of the Standard & Poor’s Midcap 400 Index.

Cautionary Statements:

Various statements in this release, including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Without limiting the generality of the foregoing, forward-looking statements contained in this communication specifically include statements regarding the proposed terms of the Notes, the size of the proposed offering, the expected use of proceeds from the sale of the Notes and the anticipated effect of the offering of the Notes on the Company’s future performance. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release, if any, speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the risks and uncertainties set forth in the “Risk Factors” section of CNX’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the three months ended March 31, 2020, June 30, 2020, and September 30, 2020, in each case, as filed with the Securities and Exchange Commission, and any subsequent reports filed with the Securities and Exchange Commission.

Contacts:

Investor: Tyler Lewis, at (724) 485-3157

Media: Brian Aiello, at (724) 485-3078